EXHIBIT 12                   U S WEST, Inc.
                   RATIO OF EARNINGS TO FIXED CHARGES
                          (Dollars in Millions)

                                                   Quarter Ended
                                                 9/30/97   9/30/96
------------------------------------------      --------  --------

Income before income taxes and
  extraordinary item                            $    333  $    494
Interest expense (net of amounts
  capitalized)                                       279       140
Interest factor on rentals (1/3)                      26        22
Equity losses in unconsolidated
  ventures (less than 50% owned)                     132        41
Guaranteed minority interest expense                  22        12
                                                --------  --------
Earnings                                        $    792  $    709

Interest expense                                $    285  $    156
Interest factor on rentals (1/3)                      26        22
Guaranteed minority interest expense                  22        12
                                                --------  --------
Fixed charges                                   $    333  $    190

Ratio of earnings to fixed charges                  2.38      3.73

------------------------------------------      --------  --------

EXHIBIT 12                 U S WEST, Inc.
                  RATIO OF EARNINGS TO FIXED CHARGES
                        (Dollars in Millions)

                                                   Year-to-Date
                                                 9/30/97   9/30/96
------------------------------------------      --------  --------

Income before income taxes, extra-
  ordinary item and cumulative effect
  of change in accounting principle             $  1,148  $  1,502
Interest expense (net of amounts
  capitalized)                                       823       411
Interest factor on rentals (1/3)                      75        69
Equity losses in unconsolidated
  ventures (less than 50% owned)                     349       111
Guaranteed minority interest expense                  66        36
                                                --------  --------
Earnings                                        $  2,461  $  2,129

Interest expense                                $    848  $    471
Interest factor on rentals (1/3)                      75        69
Guaranteed minority interest expense                  66        36
                                                --------  --------
Fixed charges                                   $    989  $    576

Ratio of earnings to fixed charges                  2.49      3.70

------------------------------------------      --------  --------

EXHIBIT 12                    U S WEST, Inc.
             RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
                        PREFERRED STOCK DIVIDENDS
                          (Dollars in Millions)

                                                   Quarter Ended
                                                 9/30/97   9/30/96
------------------------------------------      --------  --------

Income before income taxes and
  extraordinary item                            $    333  $    494
Interest expense (net of amounts
  capitalized)                                       279       140
Interest factor on rentals (1/3)                      26        22
Equity losses in unconsolidated
  ventures (less than 50% owned)                     132        41
Guaranteed minority interest expense                  22        12
                                                --------  --------
Earnings                                        $    792  $    709

Interest expense                                $    285  $    156
Interest factor on rentals (1/3)                      26        22
Guaranteed minority interest expense                  22        12
Preferred stock dividends (pre-tax
  equivalent)                                         23         1
                                                --------  --------
Fixed charges                                   $    356  $    191

Ratio of earnings to combined fixed
  charges and preferred stock dividends             2.22      3.71
------------------------------------------      --------  --------

EXHIBIT 12                    U S WEST, Inc.
             RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
                        PREFERRED STOCK DIVIDENDS
                          (Dollars in Millions)

                                                   Year-to-Date
                                                 9/30/97   9/30/96
------------------------------------------      --------  --------

Income before income taxes, extra-
  ordinary item and cumulative effect
  of change in accounting principle             $  1,148  $  1,502
Interest expense (net of amounts
  capitalized)                                       823       411
Interest factor on rentals (1/3)                      75        69
Equity losses in unconsolidated
  ventures (less than 50% owned)                     349       111
Guaranteed minority interest expense                  66        36
                                                --------  --------
Earnings                                        $  2,461  $  2,129

Interest expense                                $    848  $    471
Interest factor on rentals (1/3)                      75        69
Guaranteed minority interest expense                  66        36
Preferred stock dividends (pre-tax
  equivalent)                                         67         4
                                                --------  --------
Fixed charges                                   $  1,056  $    580

Ratio of earnings to combined fixed
  charges and preferred stock dividends             2.33      3.67
------------------------------------------      --------  --------

EXHIBIT 12        U S WEST Financial Services, Inc.
                  RATIO OF EARNINGS TO FIXED CHARGES
                        (Dollars in Thousands)

                                                   Quarter Ended
                                                 9/30/97    9/30/96
------------------------------------------      --------   --------

Income before income taxes                      $    147   $  9,368
Interest expense                                   5,739      5,447
Interest factor on rentals (1/3)                       9         13
                                                --------   --------
Earnings                                        $  5,895   $ 14,828

Interest expense                                $  5,739   $  5,447
Interest factor on rentals (1/3)                       9         13
                                                --------   --------
Fixed charges                                   $  5,748   $  5,460

Ratio of earnings to fixed charges                  1.03       2.72
------------------------------------------      --------   --------


                                                    Year-to-Date
                                                 9/30/97    9/30/96
------------------------------------------      --------   --------

Income before income taxes                      $  9,609   $ 18,091
Interest expense                                  16,679     16,158
Interest factor on rentals (1/3)                      52         44
                                                --------   --------
Earnings                                        $ 26,340   $ 34,293

Interest expense                                $ 16,679   $ 16,158
Interest factor on rentals (1/3)                      52         44
                                                --------   --------
Fixed charges                                   $ 16,731   $ 16,202

Ratio of earnings to fixed charges                  1.57       2.12
------------------------------------------      --------   --------


A Termination Agreement and Guarantee was entered into on June 24, 1994 between U S WEST, Inc. and U S WEST Capital Corporation and U S WEST Financial Services, Inc. (USWFS). The Agreement terminates the Support Agreement dated January 5, 1990 whereby U S WEST, Inc. agreed to provide financial support to USWFS. The Agreement provides replacement financial support in the form of a direct guarantee by U S WEST of all outstanding indebtedness of USWFS.